UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

OAKRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-8532	87-0287176
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4613 Old Jacksboro Highway Wichita Falls, Texas	76302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (940) 322-4772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Oakridge Energy, Inc. (the “Company”) has determined that it will not retain Whitley Penn LLP (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of March 24, 2011, and has engaged The Hall Group CPAs (the “New Accounting Firm”) as its new independent registered public accounting firm effective as of March 24, 2011.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

(a)           Former Independent Registered Public Accounting Firm

(i)            On March 24, 2011, the Company determined that it would not retain the Former Accounting Firm as its independent registered public accounting firm.  The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Accounting Firm.

(ii)           The report of the Former Accounting Firm of the Company’s financial statements as of and for the years ended February 28, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)          The decision to change accountants was recommended and approved by the Board of Directors of the Company.

(iv)          During the two most recent fiscal years ended February 28, 2010 and 2009, and in the subsequent interim period through March 24, 2011, there were no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.   There were no reportable events of the kind defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

(v)           The Company provided the Former Accounting Firm with a copy of this current report on Form 8-K, and the Company requested that the Former Accounting Firm furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and if not, stating the respects in which it does not agree.  The Company has received the requested letter from the Former Accounting Firm, and a copy of the letter is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)           New Independent Registered Public Accounting Firm

On March 24, 2011, upon the approval of the Board of Directors of the Company, the Company engaged The Hall Group CPAs as its independent registered public accounting firm.  During the two most recent fiscal years ended February 28, 2010 and 2009, and in the subsequent interim period through March 24, 2011, the Company has not consulted the New Accounting Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Whitley Penn LLP, dated March 28, 2011, regarding change in independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE ENERGY, INC.

Date: March 30, 2011

	By:	/s/ Arbie M. Ray
Arbie M. Ray
President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Whitley Penn LLP, dated March 28, 2011, regarding change in independent registered public accounting firm